UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2019

IOVANCE BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

999 Skyway Road, Suite 150
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2019, Iovance Biotherapeutics, Inc. (the “Company”) entered into a lease agreement with 300 Rouse Boulevard, LLC (the “Lease”) for a build-to-suit commercial manufacturing facility, laboratories, and offices located in Philadelphia, Pennsylvania. Under the Lease, the Company will lease approximately 135,814 rentable square feet of space in a building to be located at 300 Rouse Boulevard, Philadelphia, Pennsylvania (the “Premises”). The commercial manufacturing facility is expected to be constructed in two phases: Phase I-A, the construction of the commercial manufacturing facility, with approximately 65,881 rentable square feet of space; and Phase I-B, the construction of offices and laboratories, with approximately 69,933 rentable square feet of space. The Lease is for a term of 242 months, commencing on the earlier of (i) the date on which the Company occupies any portion of the Premises for the normal operation of its business or (ii) the date that is the later of (A) one hundred sixty (160) days after the Phase 1-A substantial completion date, currently anticipated to be July 16, 2020, or (B) the Phase 1-B Substantial Completion Date (the “Commencement Date”). The Commencement Date shall be extended by one day for each day of landlord delay, net of any tenant delay, as defined in the Lease. The Lease includes an option to extend the term of the lease, exercisable under certain conditions as described in the Lease, such that the overall term, when added to the initial term, shall be 359 months, by giving the landlord prior written notice thereof at least 18 months in advance of the expiration date.

Commencing on the Commencement Date, the Company’s monthly base rent under the Lease will be $319,728.79, subject to an annual increase of 2% for the first ten years, and an annual increase of the greater of 2% or 75% of the average ten-year consumer price index. Beginning in 2020, the Company will be responsible for paying operating expenses, which are expected to be $52,171.75 per month in 2020.

The Lease contains customary events of default, representations, warranties and covenants.

The preceding summary of the Lease does not purport to be complete and is qualified in its entirety by the full text of the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On June 3, 2019, the Company updated its corporate presentation that it uses for presentations at healthcare conferences and to analysts, current stockholders, and others. A copy of the Company’s presentation that it intends to use at such events is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Lease Agreement dated as of May 28, 2019, by and between Iovance Biotherapeutics, Inc. and 300 Rouse Boulevard, LLC.
99.1	Iovance Biotherapeutics, Inc., Corporate Presentation - June 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2019	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ MARIA FARDIS
Maria Fardis, Chief Executive Officer